SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2002

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  5.  Other  Events

On October 26, 2002, Pathfinder Bancorp, Inc. issued the enclosed press release regarding the completion of the acquisition of the Lacona branch of Cayuga Bank and the announcement of its commercial bank subsidiary.


Item  7.  Financial  Statements  and  Exhibits

EXHIBIT  99.1        PRESS  RELEASE  DATED  OCTOBER  26,  2002



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  October  26,  2002    By:  /s/  Thomas  W.  Schneider
                                           -------------------------------------
                                           Thomas  W.  Schneider
                                           President and Chief Executive Officer



EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99.1      Press  Release


EXHIBIT  99.1

NEWS  RELEASE


                           CONTACT:     Thomas  W.  Schneider
                                        President  &  CEO

                                        214  West  First  Street
                                        Oswego,  NY  13126
                                        315-343-0057



                            PATHFINDER BANK COMPLETES
                  ACQUISITION OF LACONA BRANCH OF CAYUGA BANK.
                      ANNOUNCES COMMERCIAL BANK SUBSIDIARY.


OSWEGO, NEW YORK - PathFinder Bancorp, Inc. (NASDAQ: PBHC), announced today that its subsidiary, Pathfinder Bank, has completed the purchase of assets and the assumption of non-municipal deposits of the Lacona, N.Y. Branch of Cayuga Bank. The Lacona branch will begin operating as Pathfinder Bank's sixth location on October 28, 2002.

In addition, Pathfinder Commercial Bank has received regulatory authorization to operate as a limited-purpose commercial bank subsidiary of Pathfinder Bank. Pathfinder Commercial Bank has been established to serve the depository needs of public entities in its market area and has assumed the deposit liabilities of the municipal depositors of the Lacona branch.

The transactions announced in May 2002 include approximately $27.4 million in deposits and $2.2 million in loans as well as facility and equipment. PathFinder Bank intends to maintain the location as a branch and will retain the seven staff members currently employed there.

"We are extremely pleased to include this branch, with its loyal depositor base and excellent staff, as our newest location," said Thomas W. Schneider. "The branch acquisition will allow us to further establish ourselves in this market as a community bank uniquely positioned to provide value added services. I appreciate the efforts of our staff and that of Cayuga Bank and the First
Niagara  Financial  Group  in  providing  for  a smooth transition of services."

The PathFinder Commercial Banking charter eliminates the barriers previously preventing PathFinder Bank from accepting the deposits of public funds. The commercial bank subsidiary will solicit and service deposit accounts from the various municipalities, school districts and other public funding sources throughout the market area.

"Pathfinder Commercial Bank provides our municipalities with the opportunity to maintain their deposit relationships with a financial provider headquartered in Oswego County" said Schneider. "We will be able to enhance the competition for these deposit relationships and provide access to local decision makers for the municipalities."

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank; a New York chartered savings bank headquartered in Oswego, New York with six branch locations in Oswego, Fulton, Mexico and Lacona.